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                     [Letterhead of Deloitte & Touche LLP]

November 22, 1999

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the first paragraph as presented in
Item 4 of Form 8-KSB of the IBW Financial Corporation dated November 15, 1999 ("Form 8-KSB"). We have no basis to agree or disagree with the comments in the second and third paragraphs in Item 4 of the Form 8-KSB.

Yours truly,

/s/ Deloitte & Touche LLP